EXHIBIT 2
                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) of Regulation 13D-G of the Securities Act of 1934, the entities below agree to the joint filing on behalf of each of them of this Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of WHX Corporation, and further agree that this Filing Agreement is included as an Exhibit to such joint filing. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this day of July, 1994.


                               DR CAPITAL PARTNERS
                               By: WPN Corporation, its
                                   Managing General Partner


                              By: /s/ Ronald LaBow
                                  ----------------------------------
                                      Ronald LaBow
                                      President


                              RM CAPITAL PARTNERS
                              By: WPN Corporation, its
                                  General Partner


                              By: /s/ Ronald LaBow
                                  ---------------------------------
                                      Ronald LaBow
                                      President


                             RM CAPITAL SUB CORPORATION


                              By: /s/ Ronald LaBow
                                  ---------------------------------
                                      Ronald LaBow
                                      President


                             WPN CORP.


                              By: /s/ Ronald LaBow
                                  ---------------------------------
                                  Ronald LaBow
                                  President